   As filed with the Securities and Exchange Commission on September 2, 1999
                                                      Registration No. 333-
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ___________________

                             INFERENCE CORPORATION
            (Exact name of Registrant as specified in its charter)
                              ___________________

            Delaware                                        95-3436352
__________________________                    _______________________________
(State of incorporation)                (I.R.S. Employer Identification Number)
                                100 Rowland Way
                           Novato, California  94945
  (Address, including zip code, of Registrant's principal executive offices)

       Inference Corporation Amended and Restated 1993 Stock Option Plan
          Inference Corporation 1998 Non-Management Stock Option Plan
             Inference Corporation 1998 New Hire Stock Option Plan
           Inference Corporation Private Placement Stock Option Plan
           Inference Corporation Charles W. Jepson Stock Option Plan
                          (Full titles of the plans)
                              ___________________

                                 Mark A. Wolf
                            Chief Financial Officer
                             INFERENCE CORPORATION
                                100 Rowland Way
                           Novato, California 94945
                                (415) 893-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ___________________

                                   Copy to:
                           Thomas C. DeFilipps, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                         Palo Alto, California  94303
                                (650) 493-9300
                              ___________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                  Proposed             Proposed
                                                                  Maximum              Maximum
         Title of Each Class                Amount                 Offering            Aggregate             Amount of
            of Securities to                 To be                  Price               Offering            Registration
             be Registered                Registered              Per Share              Price                  Fee
-------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value
 To be issued under:
-------------------------------------------------------------------------------------------------------------------------
 Inference Corporation Amended and
 Restated 1993 Stock Option Plan              325,000             $3.16 (1)            $1,027,000.00          $  285.51

-------------------------------------------------------------------------------------------------------------------------
 Inference Corporation 1998 Non-
 Management Stock Option Plan                 510,000             $3.16 (1)            $1,611,600.00          $  448.02
-------------------------------------------------------------------------------------------------------------------------

 Inference Corporation 1998 New
 Hire Stock Option Plan                       162,500             $5.11 (2)            $  830,375.00          $  230.84
 ------------------------------------------------------------------------------------------------------------------------
 Inference Corporation Private Placement
 Stock Option Plan                            107,673             $4.06 (2)            $  437,152.38          $  121.53
-------------------------------------------------------------------------------------------------------------------------
 Inference Corporation Charles W. Jepson
 Stock Option Plan                            400,000             $4.50 (2)            $1,800,000.00          $  500.40
-------------------------------------------------------------------------------------------------------------------------
 Totals                                     1,505,173                                  $5,706,127.38          $1,586.30

/(1)/ Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 30, 1999.
/(2)/ Estimated in accordance with Rule 457(h) for the purpose of calculating the registration fee based on a weighted average of all options granted thereunder and the applicable exercise prices for each such granted option.
 ===============================================================================

                                    PART II
              Information Required in the Registration Statement


              ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Inference Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Current Reports on Form 8-K and Form 8-K/A regarding its acquisition of Verix Software, a California corporation, filed on May 17, 1999 as amended on July 9, 1999, pursuant to Section 13 of the Exchange Act.

          (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (d) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed July 17, 1996, pursuant to Section 13 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the current provisions of the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
(iv) for any transaction from which the director derives an improper personal benefit. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

     The Certificate of Incorporation of the Company further provides that the Company is authorized to provide for the indemnification of agents (including directors and officers) of the Company to the fullest extent permitted under applicable law. The DGCL gives the Company the power to indemnify directors, officers, employees and agents of the Company in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. In addition, the Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity. In addition, the Company has obtained directors' and officers' liability insurance.

     The Company has entered into agreements (the "Indemnification Agreements") with each director and executive officer of the Company pursuant to which the Company has agreed to indemnify such director or executive officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or executive officer in or arising out of his capacity as a director, executive officer, employee and/or agent of the Company or any other corporation of which he is a director or executive officer at the request of the Company to the maximum extent provided by applicable law. In addition, such director or executive officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law. It is anticipated that similar contracts may be entered into, from time to time, with future directors and executive officers of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     See "Index to Exhibits"

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on September 2, 1999.

                                  INFERENCE CORPORATION


                                  By: /s/ Mark A. Wolf
                                      -----------------------
                                      Mark A. Wolf
                                      Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

     Each such person whose signature appears below constitutes and appoints Charles W. Jepson and Mark A. Wolf, and each of them, as his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.




        Signature                                   Title                                    Date
-----------------------------       ---------------------------------------            ------------------
/s/ Charles W. Jepson                President  and Chief Executive Officer            September 2, 1999
-----------------------------        Principal Executive Officer) and Director
Charles W. Jepson

/s/ Mark A. Wolf                     Vice President and Chief Financial Officer        September 2, 1999
-----------------------------        (Principal Financial and Accounting Officer)
Mark A. Wolf

/s/ Louis C. Cole                    Director                                          September 2, 1999
-----------------------------
Louis C. Cole

/s/ C. Scott Gibson                  Director                                          September 2, 1999
-----------------------------
C. Scott Gibson

/s/ John J. Katsaros                 Director                                          September 2, 1999
-----------------------------
John J. Katsaros

/s/ Raymond A. Smelek                Director                                          September 2, 1999
-----------------------------
Raymond A. Smelek

                               INDEX TO EXHIBITS

          Exhibit
          -------
          Number                                  Exhibit
          ------                                  -------


        5.1     Opinion of counsel as to legality of securities being registered

       10.1/1/ Inference Corporation Amended and Restated 1993 Stock Option Plan and Forms of Agreement thereunder

       10.6/2/  Inference Corporation 1998 Non-Management Stock Option Plan

       10.7 Inference Corporation 1998 New Hire Stock Option Plan and Private Placement Stock Option Plan

       10.9/3/  Inference Corporation Charles W. Jepson Stock Option Plan

       23.1     Consent of Ernst & Young LLP, Independent Auditors

       23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

       24.1     Power of Attorney (See Page II-5)


___________________
/1/ Incorporated by reference from Registrant's Registration Statement on Form S-1, as amended (file no. 33-92386) as filed with the Securities and Exchange Commission (the "Commission") as filed on May 17, 1995.

/2/ Incorporated by reference from Registrant's Annual report on Form 10-K, filed with the Commission on April 29, 1999.

/3/ The Charles W. Jepson Stock Option Plan is an option grant made to Charles
W. Jepson under the Executive Employment Agreement, effective as of March 4, 1998 between the Registrant and Charles W. Jepson, as filed with the Commission on April 30, 1998 under the Registrant's Annual Report on Form 10-K.